EXHIBIT I
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-87077, No. 333-105567, and No. 333-134281 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-105567 on Form S-8 of our report dated June 26, 2006 appearing in this Annual Report on Form 11-K of the Schering-Plough Employees’ Savings Plan for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Parsippany, New Jersey
June 26, 2006

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